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                                                                    EXHIBIT 99.3


[CALIFORNIA MICROWAVE LOGO]


FOR IMMEDIATE RELEASE
Thursday, April 23, 1998


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
For Further Information Contact:
Stephanie M. Day                 Investor Information Line:      Deborah Passik
Vice President-                  (Toll-free) 1-888-225-6789      William Dunk Partners, Inc.
Corporate Communications         http://www.calmike.com          (919) 929-4100
(408) 743-3429
sday@califmicro.com
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                         CALIFORNIA MICROWAVE ANNOUNCES
                     STRATEGIC REPOSITIONING PLAN FOR GROWTH

SUNNYVALE, CALIFORNIA - CALIFORNIA MICROWAVE, INC. (NASDAQ NATIONAL MARKET:CMIC) announced today a series of strategic and operational initiatives that are designed to provide greater focus, direction and growth for the company.

After an extensive review of California Microwave's operations, Chief Executive Officer Frederick D. Lawrence stated, "We have carefully defined our field of play: wireless broadband access products and solutions for commercial, satellite and wireless business markets. Our strategies and resources are focused on improving our existing leadership positions in these markets, and developing additional growth segments within them. This focus places us in markets that are growing at rates greater than 20%, which is our growth goal for the company. We have moved decisively away from the holding-company approach that historically characterized the company, and are now managing California Microwave as a focused, integrated, operating business."

FIVE ELEMENTS KEY TO STRATEGY
California Microwave's new strategy comprises five key, mutually-supporting elements:

1. A REFOCUSED GROWTH BUSINESS: the company has set stringent criteria for the performance of its operating businesses, and is refocusing its investment into high-growth, commercial markets. Low-growth businesses are being divested, and their value harvested for commercial reinvestment.

2. A STREAMLINED ORGANIZATION: the number of separate divisions is being significantly reduced to achieve greater market focus, improved product development, and lower costs.

3. INTERNATIONAL CHANNEL EXPANSION: a separate international division has been established to develop international channels and rapidly grow international sales.


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4.  AN OPERATIONAL EXCELLENCE INITIATIVE FOCUSED ON MAJOR COST REDUCTION: the
    company has set a goal to achieve Earnings Before Interest and Taxes (EBIT) of 13% or greater, as a percentage of sales, within 24 months.

5. AN ACQUISITIONS AND TECHNOLOGY LICENSING PROGRAM: the company has retained investment bankers to help identify and execute acquisitions in the commercial markets which will add channels, technology and scale to its existing wireless businesses. Target acquisitions may be small add-ons or substantial on-going businesses.

REFOCUSED GROWTH BUSINESS

California Microwave's operating units have been subjected to scrutiny based on a set of key criteria:

- Fit with the new business definition: wireless broadband access products and solutions for commercial business markets;

- The ability to achieve greater than 20% annual revenue and profit growth;

- The ability to consistently earn returns in excess of the cost of capital, and therefore create positive, growing Economic Value Added EVA(R) for shareholders;

- Currently hold or quickly can achieve a market leadership position -- either number one or two in the market.

In light of these criteria, California Microwave is focusing its investment in its fast-growing commercial, wireless businesses where it has or can rapidly build leadership positions. These include:

THE SATELLITE COMMUNICATIONS DIVISION, which consists of EF Data, based in Tempe, AZ. This business generated $98 million in revenue during the last 12 months. EF Data is the world's leading producer of single-channel-per-carrier
(SCPC) satellite modems and transceivers, holding on average more than twice the market share of its next largest competitor. EF Data is implementing operational strategies to sustain and improve its leadership in its core point-to-point markets. "These strategies include expanding our Application Specific Integrated Circuit-based (ASIC) modem product lines, further developing our global sales and marketing channels and improving manufacturing and logistics processes," stated Don Anderson, an executive vice president of California Microwave and president of the Satellite Communications Division.

In addition, EF Data is leveraging its product leadership in the point-to-point satellite sector to expand its capabilities and presence in the explosively growing broadband data networking market. EF Data is in the process of acquiring Time Division Multiple Access (TDMA) technology, which, combined with its network management systems, will provide the capability to rapidly penetrate the market for broadband data bandwidth-on-demand for private networks and service providers. EF Data provides circuit-and packet-switched, demand-assigned satellite communications that enable customers to send data, video and voice over high-speed digital links, both domestically and internationally.


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EF Data's recently announced Integrated Services Digital Network (ISDN)
on-demand service, driven by explosive growth of the Internet, has been a first step in providing broadband data capability for business customers. Satellite ISDN-on-demand has a multitude of applications, including video conferencing, distance learning, file transfers, and circuit restoral. EF Data's Phoenix bandwidth-on-demand management system dynamically allocates satellite power and bandwidth, based on the needs of network users, and is more cost effective than dedicated leased lines or satellite circuits.

EF Data's next-generation bandwidth-on-demand products, incorporating TDMA, will support Transmission Control Protocol/Internet Protocol (TCP/IP) for Internet access, frame relay for business applications, and Asynchronous Transfer Mode
(ATM) for real-time multimedia.

California Microwave's Satellite Communications Division is serving addressable markets which are expected to total $500 million in 1998, and which are growing in excess of 20% per year.

THE TERRESTRIAL MICROWAVE DIVISION consists of Microwave Data Systems (MDS), based in Rochester, NY, and Microwave Radio Communications (MRC) based in Chelmsford, MA. This newly formed division combines MDS and MRC into a focused, integrated competitor in the terrestrial microwave sector. In the last 12 months, this business generated $82 million in revenue, and holds leadership positions in several core markets. George Arena, formerly president of MDS, assumes the position of president, Terrestrial Microwave Division, and also becomes an executive vice president of California Microwave. Bob Morrill, formerly president of MRC, will continue to work closely with the new division on market and business development. According to George Arena, "Our traditional customer base has been the U.S. utility and video broadcast markets. We are excited that we will be investing in broader bandwidth radios, while expanding our market horizons to include the telco market by leveraging off our Satellite Communications Division's international distribution channels."

Television broadcast: MRC is the leading supplier of analog and digital point-to-point microwave systems for transporting video signals for television broadcast operations, including electronic news-gathering, satellite backhauls, studio-transmitter links, and regional networks. Data telemetry communications for utility and financial infrastructures: MDS is the leading provider of point-to-multipoint microwave radio systems for applications such as electric utility substation and distribution automation, and bank and lottery terminal connectivity. Voice and data communications for remotely sited customers: MDS provides T1/E1 (1.544 Mbps) and sub-rate T1/E1, high bandwidth efficiency, point-to-point links for last mile and thin route applications. MDS has over 20% of this rapidly growing market.

California Microwave's Terrestrial Microwave Division is now poised to develop additional growth markets that leverage its technology, customer base and distribution channels in sectors where it is currently the leader. These include:

The point-to-multipoint broadband wireless market, at both licensed and unlicensed frequencies (1.5-5.8 GHz). MDS' primary customers will be businesses which want a low-cost, high-

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reliability solution for thin-route, data network and Internet access. This embryonic market is expected to grow past $100 million within several years.

High-capacity video transmission: MRC intends to develop or procure the technology platforms necessary to offer its customers high-capacity (140-155
Mbps) radio links for intercity relays, regional networks, and statewide video networks.

In addition, the terrestrial division is reviewing, on an ongoing basis, its strategy in addressing other growth markets -- Local Multipoint Distribution Systems (LMDS), for example -- where it might participate.

Overall, California Microwave's addressable terrestrial microwave markets are expected to total over $200 million in 1998, and to grow at a rate greater than 20% annually.

The company intends to leverage its technology platforms within each division into a broad array of product lines, and also to take advantage of the increasing convergence of satellite and terrestrial wireless systems. The company believes that its ability to integrate satellite and terrestrial wireless technologies into an integrated, end-to-end solution for customers--e.g., in the video broadcast market--will be an important competitive advantage. "Working together, our Satellite Communications and Terrestrial Microwave divisions can jointly offer the television industry end-to-end systems for digital video transport applications," stated Don Anderson.

These newly focused commercial businesses will target addressable markets estimated at over $700 million, growing in excess of 20% per year.

To support the investment requirements and opportunities inherent in its satellite and terrestrial markets, California Microwave intends to harvest the value of several of its other divisions. This will be done once the required acquisitions and internal investments have been identified and made for these high-growth commercial markets.

The principal expected divestiture, which would support the growth of the commercial side, is of the government businesses. These consist of the Government Electronics Division (GED) in Woodland Hills, CA, and the Airborne Systems Integration Division (ASID) in Belcamp, MD. These are profitable, extremely well managed operations with a long history of providing innovative products and services to US government and military agencies. The operations generated $97 million in revenue over the last 12 months. Their products include airborne and ground-based reconnaissance systems, communications processing equipment, and satellite communications systems. While strong current profit contributors, the government operations do not support either the commercial market focus that California Microwave has chosen or the growth objectives of the new strategy. Furthermore, significant value has been built up in these divisions, and management believes that the greatest shareholder wealth can be created by redeploying this intrinsic value. The company believes that consolidating the two government divisions will make them even stronger and a good candidate for future sale. The company anticipates divesting these units during fiscal year 1999, but not before significant


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actions have been taken to build up the high-growth commercial businesses, both through acquisition and licensing arrangements.

In addition, the company's Services Division, based in Sunnyvale, CA, is being sold. This is a business with revenues of less than $10 million that has three operations: a teleport, which provides two-way transport services via satellite for Internet service providers, telephone companies and private networks; and two legacy product lines which supply radar testers to the military and amplifier replacements to telephone companies. While profitable, the Services Division's products and services do not fit with California Microwave's new strategic focus, and management believes the business is a distraction to the company's main objective of expanding in high-growth, commercial wireless markets.

Previous announcements have been made regarding the sale of Satellite Transmission Systems and Microwave Networks, two divisions which did not meet California Microwave's performance standards.

Management believes that this realignment and refocusing of California Microwave's business maximizes both the company's growth opportunities and prospects for creating shareholder value. California Microwave has reported five sequential, profitable quarters and believes that its focus on operational excellence provides an opportunity for continuing, long-term improvements.

ORGANIZATION RESHAPED TO EXECUTE STRATEGY
To support its new strategy, the company has consolidated its organizational structure and strengthened its management team. With the anticipated divestiture of the government businesses, California Microwave's prior eight divisions will be reduced to three -- Terrestrial Microwave, Satellite Communications and International. This consolidation entails a number of important changes in both organizational structure and in management responsibilities. As discussed elsewhere in this release, Don Anderson and George Arena have been appointed corporate officers, and join four other officers, Fred Lawrence, Donna Birks, Dan Scharre and George Spillane, as the executive leadership team for California Microwave. George Spillane serves as a vice president and secretary of the corporation, reporting to Donna Birks.

Microwave Radio Divisions Merged
As described earlier, the company's two microwave radio divisions, Microwave Radio Communications (MRC) and Microwave Data Systems (MDS), have been consolidated under one management team and now constitute the Terrestrial Microwave Division. Their products are based on many of the same components and technologies, and management believes the merger will realize a number of benefits, including:

- Enhanced ability to offer customers a fuller range of products and solutions;

-       Greater leverage in R&D, engineering and product development efforts;

-       Savings in operating expenses and SG&A;

-       Overall increased scale, scope and clout in the marketplace.


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Dedicated International Division Formed

In order to provide focus and critical mass to California Microwave's international sales and marketing efforts, an International Division has been formed, as detailed later in this press release. In the future, the international sales and marketing of satellite and terrestrial products will be handled by the International Division.

Shared Services Group Created

As part of the effort to reduce costs and raise net profit margins through operational excellence, a shared services group will be created to handle a variety of administrative, HR, financial and operating tasks which are common to all the businesses.

Corporate Leadership Enhanced

To support implementation of the new growth strategy, key corporate positions have been added or strengthened. Since the company's new chief executive officer, Frederick D. Lawrence, was appointed in July 1997, California Microwave has appointed an executive vice president/chief financial officer (Donna S. Birks), a chief technology officer (Dr. Daniel L. Scharre), a chief information officer (Thomas J. Bakewell), and a corporate controller (Andrew D. Miller).

"With these latest appointments, we are rounding out what is a small, but high-quality, group of corporate executives who provide the necessary skills in the key areas of finance, accounting, information systems, technology, and business development," said Fred Lawrence.

INTERNATIONAL CHANNELS EXPANDED

The company believes that the international telecommunications markets provide large, previously unexploited growth opportunities for both its satellite and terrestrial microwave products. Historically, each of the California Microwave divisions approached international markets separately, resulting in an uncoordinated approach and weak penetration. Accordingly, the company has established an International Division to serve the needs of its Terrestrial Microwave and Satellite Communications divisions. This new division, under the leadership of Salvatore S. Benti, will focus on sales and distribution efforts in the non-NAFTA markets, specifically Asia, Latin America and Eastern Europe. Regional sales vice presidents have been named, and the remainder of the positions for the international division are being filled rapidly from both internal and external candidates.

Stated Benti, "The International Division will employ a variety of strategies to significantly expand California Microwave's market share abroad and ensure growth rates in excess of 20% for all our product lines. We anticipate a number of changes. We will be involving the product division executives much more closely in developing major international customer relationships; we will be establishing deeper and broader distribution in our target countries, using a balance of local distributors, international partners, and our own direct sales staff; and we will be presenting a unified face to the customer. We also have plans to enhance and improve our global customer service and support."


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OPERATIONAL EXCELLENCE INITIATIVE FOCUSED ON MAJOR COST REDUCTION

As the company refocuses its business portfolio and develops new growth opportunities centered around worldwide markets, the operations and business processes are also being reviewed and refocused to ensure that strategy and customer value, rather than historical structures, drive how the company does business. The prior focus of the company, which was to optimize products around small niches in the wireless marketplace, was appropriate in its time, but management believes that the combined cost structure this approach produced is too high going forward.

The company has set the specific goal of improving EBIT, as a percent of revenue, to at least 13% within 24 months. Currently, there are four information systems across California Microwave's commercial business divisions and they will be combined. Overall, the company anticipates having lower transaction costs, improved SG&A spending, better management information, more relevant cost analysis, and improved performance measurement tools.

"Our goal is to review the output and efficiency of our business processes against externally focused, market driven targets, and eliminate non-value-added work, as perceived by our customers. We believe this is necessary to compete internationally and prepare the company for expansion. The tangible result will be improved net operating results and a significant increase in value to both our customers and shareholders," stated Donna Birks, executive vice president and chief financial officer.

An early priority is to combine the two commercial terrestrial businesses, MRC and MDS. This may lead to restructuring charges in fiscal Q4 1998, but those charges, if any, have not been determined. Simultaneously, the manufacturing flow, sales support needs, customer interface and financial measurement systems will be reviewed to enable identification of a combined information system for purchase in Q1 1999. Implementation will follow with a goal to complete by fiscal year-end 1999.

ACQUISITIONS AND TECHNOLOGY LICENSING PROGRAM

The company intends to make acquisitions in its core commercial markets to increase market coverage, add enabling technologies, and improve the scale and critical mass of these businesses. To fill technology needs within the divisions, California Microwave is making small acquisitions on its own. It has retained Lehman Brothers to provide advisory services and to identify acquisition opportunities that complement California Microwave's commercial growth plans. The company's intent is to build up the size, scale and capabilities of its satellite and terrestrial businesses prior to any further major divestitures. "The focus of our efforts is to expand distribution channels, add multiple access technology to support point-to-multipoint broadband applications, augment our high frequency RF technology and improve our data protocol and network management support functions. These acquisitions will provide needed technologies for both commercial divisions," says Dr. Dan Scharre, California Microwave's chief technology officer.


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In addition to aggressively pursuing appropriate acquisitions, California
Microwave is actively seeking to augment its core technologies through licensing and partnering agreements. This is one of several avenues being pursued to acquire TDMA access technology for both commercial divisions, for example. The company has begun discussion with a number of third parties.

As segments of the businesses reach later stages of their product life cycle or fail to return acceptable levels of profitability, California Microwave will divest aggressively to ensure resources, both people and money, are focused on the highest return opportunities.

OTHER ACTIONS SUPPORT THE STRATEGY AND CREATE SHAREHOLDER VALUE

In September 1997, California Microwave's board of directors adopted corporate governance guidelines in order to align the interests of shareholders, management and directors. Two key features are:

- Vesting for stock options is now tied to stock price performance, and is not automatic;

- The company's management and its board members are required to own a substantial amount of stock. Ownership of stock by key managers has increased to 33% of the goal (which varies from holding stock valued at one-half to 2 times base salary) since the plan was put in place.

The company is currently implementing or has implemented the following corporate governance actions as detailed in California Microwave's 1997, proxy statement:

-       The board has reviewed and approved a three-year strategic plan.

- Former executives of the company no longer serve on California Microwave's board.

- The Audit, Compensation and Governance committees consist entirely of independent directors.

- Directors shall not stand for reelection after the age of 70. Searches have been initiated for replacements for those directors who will be retiring over the year. The first new director, General George Alfred Joulwan, has just been appointed.

-       A policy has been adopted on confidentiality of voting by shareholders.

-     Incentive compensation is linked to EVA objectives

In order to inject outside perspectives into the planning process, as well as to meet governance guidelines on strategic plan development, California Microwave engaged The Institute For Business Renewal (IBR), a strategy advisory firm which specializes in the communications industry. IBR has assisted the company in developing its new strategic plan, and will continue to work with it to evolve that plan over time.

Stern Stewart & Co. is assisting the company to train its employees in the application of EVA(R) to a broad spectrum of operational decisions. Training is approximately 60% complete and full implementation is expected by July 1998.

Monitoring and Control


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"We intend to stay on track as our strategy and the marketplace evolve, and we must carefully monitor progress and communicate it to our employees and shareholders. To this end we are establishing a series of mechanisms to track our progress against all of these initiatives," stated Donna Birks, chief financial officer.

Monthly and quarterly financial measurement and tracking mechanisms are now being used to drive tactical actions. Progress will be communicated externally via quarterly reporting. The company has also adopted segment reporting to conform to the refocused business and began reporting along those lines with the release of Q3 results today.

In addition to employing its traditional financial tracking mechanisms, a senior executive has been assigned to monitor each key element of the company's new strategy -- for example, international expansion and growth, market development, and operational excellence -- and will be reporting monthly to the chief executive officer and to the management team on progress made against pre-defined metrics and milestones.

PICKING UP THE PACE

According to Fred Lawrence, "The company has been thorough in assessing its strengths, weaknesses, and options for the future. The overriding consideration driving its decision-making has been growing shareholder value, on a consistent basis, over time. The actions the company has taken are significant, but they are also just the start of a longer-term process aimed at reinforcing California Microwave as a major player in both satellite and terrestrial wireless, broadband markets. The current and new commercial markets which the company is targeting are rapidly growing, structurally attractive segments of the wireless universe, and represent robust investment prospects. California Microwave's management and board are both enthusiastic about the focus of the company. This is not a static strategy, but rather one which will continue to evolve over time. The company intends to brief its shareholders, employees, customers, and the investment community on its strategy and results on a regular basis going forward."

Statements made in this press release that are not historical facts, including any statements about expectations for fiscal year 1998 and beyond are forward-looking statements, involving certain risks and uncertainties. Factors that could cause the company's actual results to differ materially from management's projections, estimates and expectations include, but are not limited to, delays in the receipt of orders or in the shipment of products, the company's success in implementing its strategic plan, and other factors referred to in the company's Securities and Exchange Commission filings.

Separately, California Microwave announced today results for its third quarter ended March 31, 1998, and the appointment of General George A. Joulwan to its board of directors.

California Microwave, Inc. (http://www.calmike.com) is a leading U.S. supplier of satellite earth station and microwave radio infrastructure products and information and collection systems.


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EVA is a registered trademark of Stern Stewart & Co.

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